UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Arthur Levine

On May 19, 2014, Arthur Levine informed the Board of Directors (the “Board”) of Trade Street Residential, Inc. (the “Company”) of his resignation as Chief Accounting Officer, effective immediately. Mr. Levine’s resignation was for personal reasons and not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures. Mr. Levine will remain employed by the Company until June 30, 2014 to provide an orderly transition of responsibilities to Randall Eberline, who was appointed the Company’s new Chief Accounting Officer. In connection with Mr. Levine’s resignation, the Company will pay Mr. Levine a lump sum payment of $75,000 on July 10, 2014, which represents six months of Mr. Levine’s current base salary.

Appointment of Randall Eberline as Chief Accounting Officer

On May 19, 2014, the Board appointed Randall Eberline to serve as the Company’s Chief Accounting Officer, filling the vacancy created by Arthur Levine’s resignation. Mr. Eberline will report directly to Richard Ross, the Company’s Chief Executive Officer. The appointment of Mr. Eberline as the Chief Accounting Officer of the Company was not made pursuant to any arrangement or understanding between him and any other person.

Since 2012, Mr. Eberline has been providing accounting and financial consulting services to various companies in the real estate and financial services industries, including the Company. From 2005 through 2011, Mr. Eberline served as Vice President and chief financial officer of Jim Walter Homes, a builder of affordable on-your-lot homes in the southeastern United States. Prior to that, Mr. Eberline spent nine years in senior corporate and division finance roles at organizations focused on residential construction and development and eleven years in public accounting, primarily with PricewaterhouseCoopers LLP, where he focused on serving real estate clients, including the initial public offering of a prominent multifamily REIT. Mr. Eberline received his bachelor’s degree in Economics from the University of Michigan and is a Certified Public Accountant in Michigan.

In connection with his appointment as Chief Accounting Officer of the Company, Mr. Eberline will also assume the functions of the Company’s principal financial officer. As a result, Mr. Ross will cease to perform the functions of the Company’s principal financial officer and will no longer serve as the Company’s interim Chief Financial Officer. The Company does not intend to fill the role of Chief Financial Officer at the present time.

Employment Agreement with Mr. Eberline

In connection with his appointment as the Company’s Chief Accounting Officer, Mr. Eberline has entered into an employment agreement (the “Agreement”) with the Company. Pursuant to the Agreement, Mr. Eberline will serve as the Company’s Chief Accounting Officer and will be paid a base salary of $175,000 per year (the “Annual Salary”), to be adjusted annually thereafter at the discretion of the Board or the Compensation Committee of the Board based on Mr. Eberline’s performance. The Agreement has a three year term with automatic annual renewal thereafter, unless either Mr. Eberline or the Company provides notice of non-renewal to the other party. If a “change of control” occurs during the term of the Agreement, the term of the Agreement will not expire before the one year anniversary of the change of control, unless expressly agreed to in writing by Mr. Eberline.

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Pursuant to the Agreement, Mr. Eberline is eligible to receive an annual bonus in the event the Company or Mr. Eberline, or both, respectively, achieved certain financial performance and personal performance targets to be established by the Board or the Compensation Committee pursuant to a cash compensation incentive plan or similar plan to be established by the Company under its Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan”). Mr. Eberline is also eligible to participate in other compensatory and benefit plans available to all employees of the Company.

If the Agreement is terminated:

• by mutual agreement between Mr. Eberline and the Company, by the Company for “cause” or by Mr. Eberline without “good reason,” then the Company will pay Mr. Eberline: (i) all accrued but unpaid wages through the termination date; (ii) any earned but unpaid bonuses relating to the year prior to the terminated date; and (iii) all approved, but unreimbursed, business expenses;

• by the Company without “cause” or by Mr. Eberline for “good reason,” then the Company will pay Mr. Eberline: (i) all accrued but unpaid wages through the termination date; (ii) all accrued but unused vacation for the year in which the termination occurs through the termination date; (iii) all approved, but unreimbursed, business expenses; (iv) any earned but unpaid bonuses relating to the year prior to the termination date; (v) if Mr. Eberline is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum payment equal to eighteen (18) times (or such lesser period that Mr. Eberline (and his eligible dependents) are entitled to under COBRA) the amount of monthly employer contribution that the Company made to an issuer to provide medical, vision and dental insurance to Mr. Eberline (and his eligible dependents) in the month immediately preceding the date of termination; and (vi) a separation payment equal to one and one-half times (1.5x) the sum of Mr. Eberline’s (A) then current base salary and (B) average annual bonus for the two annual bonus periods completed prior to termination (if the termination of employment occurs prior to the date Mr. Eberline was eligible to earn two bonuses, the average bonus for the two year period will be deemed to be Mr. Eberline’s target bonus in the year of termination), with such separation payment being payable over a period of 18 months from the date of termination, subject to Mr. Eberline executing a release that becomes effective and certain other conditions. Additionally, all of Mr. Eberline’s outstanding unvested equity-based awards (including, but not limited to, restricted stock and restricted stock units) granted pursuant to the Equity Incentive Plan, will vest in a prorated portion of Mr. Eberline’s outstanding unvested equity-based awards in the same manner and to the same extent as if his employment had terminated due to death or disability, without any action by the Board or any committee thereof;

• due to Mr. Eberline’s death or “disability,” then the Company will pay Mr. Eberline (or his estate and/or beneficiaries, as the case may be): (i) all accrued but unpaid wages through the termination date; (ii) any earned but unpaid bonuses relating to the year prior to the termination date; (iii) all approved, but unreimbursed, business expenses; and (iv) if Mr. Eberline is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum payment equal to eighteen (18) times (or such lesser period that Mr. Eberline (and his eligible dependents) are entitled to under COBRA) the amount of monthly employer contribution that the Company made to an issuer to provide medical, vision and dental insurance to Mr. Eberline (and his eligible dependents) in the month immediately preceding the date of termination. Additionally, all of Mr. Eberline’s outstanding unvested equity-based awards (including, but not limited to, restricted stock and restricted stock units) granted pursuant to the Equity Incentive Plan, will vest in a prorated portion of Mr. Eberline’s outstanding unvested equity-based awards, without any action by the Board or any committee thereof. The prorated portion of each award (or each tranche of each award, if the award vests in installments) that will vest will be equal to the product of (a) multiplied by (b), where (a) equals (1) with respect to awards subject only to service-based vesting conditions, the total number of shares or units subject to the award (or to each tranche of the award, if the award vests in installments) that remain unvested as of the date of Mr. Eberline’s termination, and (2) with respect to awards with performance-based vesting conditions, the total number of unvested shares or units that would have vested based on actual performance through the applicable performance period had Mr. Eberline remained employed (determined separately with respect to each tranche of an award that vests in installments), and (b) is a fraction, the numerator of which is the number of days during the applicable “vesting period” (as that term is defined below) that Mr. Eberline was employed, and the denominator of which is the total number of days in the vesting period. For this purpose, the “vesting period” means the total number of days between the grant date (or the vesting commencement date, if it precedes the grant date) and the date the award (or the applicable tranche thereof, if the award vests in installments) would vest assuming the applicable service and/or performance conditions are satisfied (disregarding for this purpose any provisions that could result in accelerated vesting). With respect to awards that vest in installments, the vesting period will be determined separately with respect to each such installment or tranche. Awards with only service-based vesting conditions will vest (and, as applicable, be settled or become exercisable) as of the date of Mr. Eberline’s termination. Awards with performance-based vesting conditions will vest (and, as applicable, be settled or become exercisable), if at all, at the same time the award would have vested had Mr. Eberline’s employment not terminated.

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In the event the Company elects not to renew the Agreement at the end of the term or any renewal term and Mr. Eberline is willing and able, at the time of such non-renewal, to continue providing services to us, the Company will be required to provide Mr. Eberline with the same payments and benefits that he would be entitled to receive if the Company were to terminate the Agreement without “cause” as described above, except that the separation payment described above will be equal to one times (1x) the sum of Mr. Eberline’s then-current base salary. The separation payment will be payable over a period of 12 months from the date of termination, subject to Mr. Eberline executing a release that becomes effective and certain other conditions. Additionally, in the event of the non-renewal of the Agreement, all of Mr. Eberline’s outstanding unvested equity-based awards (including, but not limited to, restricted stock and restricted stock units) granted pursuant to the Equity Incentive Plan, will vest in a prorated portion of his outstanding unvested equity-based awards in the same manner and to the same extent as if his employment had terminated due to death or disability, without any action by the Board or any committee thereof.

In the event that the Company terminates the Agreement without “cause” or Mr. Eberline terminates for “good reason” within one (1) year following a “change of control” (as defined in the Agreement), then in lieu of any obligations set forth above, the Company will pay Mr. Eberline: (i) all accrued but unpaid wages through the termination date; (ii) all accrued but unused and unpaid vacation; (iii) any earned but unpaid bonuses relating to the prior year; (iv) all approved, but unreimbursed, business expenses; (v) if Mr. Eberline is participating in the Company’s group medical, vision and dental plan immediately prior to the date of termination, a lump sum payment equal to eighteen (18) times (or such lesser period that Mr. Eberline (and his eligible dependents) are entitled to under COBRA) the amount of monthly employer contribution that the Company made to an issuer to provide medical, vision and dental insurance to Mr. Eberline (and his eligible dependents) in the month immediately preceding the date of termination; and (vi) a separation payment equal to the sum of three times (3x) Mr. Eberline’s (A) then current base salary and (B) average annual bonus for the two annual bonus periods completed prior to the termination (if the change in control occurs prior to the date Mr. Eberline was eligible to earn two bonuses, the average bonus for the two year period will be deemed to be Mr. Eberline’s target bonus in the year of termination), with such separation payment being payable in a lump sum within 60 days from the date of termination, subject to Mr. Eberline executing a release that becomes effective and certain other conditions. Additionally, upon such change in control event, all of Mr. Eberline’s outstanding unvested equity-based awards (including, but not limited to, restricted stock and restricted stock units) granted pursuant to the Equity Incentive Plan, will vest and become immediately exercisable and unrestricted, without any action by the Board or any committee thereof.

In addition, the Agreement contains certain provisions that require Mr. Eberline to comply with restrictions on competition with the Company and on solicitation of the Company’s tenants and employees during the term of his employment and for a period of two years following any termination.

The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

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Item 7.01.	Regulation FD Disclosure.

On May 21, 2014, the Company issued a press release announcing the appointment of Mr. Eberline as the Company’s Chief Accounting Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Randall Eberline and Trade Street Residential, Inc. dated May 19, 2014

99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: May 21, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Executive Officer

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